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                                                                   Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127972 and No. 033-98188) and Forms S-8 (No. 333-57352 and No. 333-57354) of Pennichuck Corporation of our report dated March 31, 2006 relating to the financial statements and financial statement schedules, which appears in the Annual Report on Form 10-K of Pennichuck Corporation for the year ended December 31, 2005.



/S/ PRICEWATERHOUSECOOPERS LLP
Boston, MA
March 16, 2007